Exhibit (g)(7)

APPENDIX I

TO THE

AMENDMENT DATED JUNE 12, 2012 TO THE AMENDED AND RESTATED MASTER CUSTODIAN

AGREEMENT DATED OCTOBER 17, 2008 BETWEEN THE DWS FUNDS AND BROWN BROTHERS HARRIMAN

& CO.

LIST OF REGISTERED INVESTMENT COMPANIES UNDER THE DWS FUNDS BOARD

SUBJECT TO THE TERMS OF THE AMENDMENT TO THE CUSTODIAN AGREEMENT

Effective As Of November 1, 2012

Fund	Effective Date
DWS INTERNATIONAL FUND, INC., on behalf of its series
DWS Diversified International Equity Fund	February 1, 2011
DWS Emerging Markets Equity Fund	October 17, 2008
DWS International Fund	November 1, 2012
DWS World Dividend Fund (f/k/a DWS Europe Equity Fund)	July 15, 2009

DWS GLOBAL/INTERNATIONAL FUND, INC., on behalf of its series
DWS Global Small Cap Growth Fund	November 1, 2012
DWS Global Thematic Fund	October 17, 2008

DWS SECURITIES TRUST, on behalf of its series
DWS Gold & Precious Metals Fund	March 1, 2011

DWS VARIABLE SERIES I, on behalf of its series
DWS Global Small Cap Growth VIP	November 1, 2012
DWS International VIP	November 1, 2012

DWS VARIABLE SERIES II, on behalf of its series
DWS Diversified International Equity VIP	October 17, 2008
DWS Global Thematic VIP	October 17, 2008

BROWN BROTHERS HARRIMAN & CO.	EACH REGISTERED INVESTMENT COMPANY IDENTIFITED ON THIS APPENDIX I

By: /s/Michael A. Saunders	By: /s/John Millette

Name: Michael A. Saunders	Name: John Millette

Title: Managing Director	Title: Secretary